United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2018

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.02      Termination of a Material Definitive Agreement.

Thomas C. LaVoy, the Company’s former CEO and Chairman of the Board, resigned from all positions with the Company and its subsidiaries effective June 4, 2018 (the “Resignation Date”). The Board of Directors of the Company elected to treat Mr. LaVoy’s resignation as a termination without cause under his Employment Agreement dated January 13, 2016. Following his resignation, the Company and Mr. LaVoy entered into the Separation Agreement disclosed in Item 5.02 of this Current Report on Form 8-K, whereby Mr. LaVoy will receive the severance payments and other benefits described below. Mr. LaVoy remains subject to non-competition and non-solicitation covenants for a period of 360 days, as well as ongoing non-disparagement and confidentiality obligations.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry Into Separation Agreement with Former CEO and Chairman of the Board

On June 25, 2018, the Company entered into a Separation Agreement with Mr. LaVoy.

Pursuant to the Separation Agreement, the Company will pay Mr. LaVoy (i) all accrued but unpaid wages through his resignation date, (ii) $26,676.94 each month, less applicable taxes and withholdings as required by law, in 12 substantially equal payments, (iii) $20,486.42, less applicable taxes and withholdings, which represents all accrued but unpaid paid time off, (iv) all approved but unreimbursed business expenses, and (v) a bonus of $11,722.74, less applicable taxes and withholdings on or before March 15, 2019. If Mr. LaVoy elects to continue his coverage under the Company’s group medical plan by making an election to do so in accordance with COBRA, the Company will pay the entire premium for such continued coverage for the first eight months of coverage.

Additionally, the Company has agreed to accelerate the vesting of 178,750 options previously granted to Mr. LaVoy originally scheduled to vest on June 27, 2018, with an exercise price of $0.605, which will now vest on the Resignation Date.

The Separation Agreement contains a release by Mr. LaVoy of all of his existing rights to any relief of any kind (known and unknown) from the Company, its insurers, affiliates, divisions, directors, officers, shareholders, members, managers, employees, agents, successors, and assigns.

Mr. LaVoy may cancel the Separation Agreement upon notification to the Company within seven days of the date of his signing the agreement on or before July 2, 2018. If Mr. LaVoy does not cancel the Separation Agreement within this time period, it becomes effective on the eighth day after signing.

The above description is only a summary of the material terms of the Separation Agreement, does not purport to be a complete description of the Separation Agreement, and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

10.1	Separation Agreement between Thomas C. LaVoy and IsoRay, Inc.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2018

IsoRay, Inc., a Minnesota corporation By: /s/ Lori A. Woods Lori A. Woods, Interim CEO

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